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                                                                 EXHIBIT 10 (bb)


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement"), made as of the 3rd day of November, 1999, between ESCO ELECTRONICS CORPORATION, a Missouri corporation ("Company" or "ESCO") and Charles J. Kretschmer, (the "Executive"),

                                WITNESSETH THAT:
         WHEREAS, the Executive possesses executive skills and experience which the Company believes are of substantial value and importance to the success of the Company's business operations; and

         WHEREAS, the Company wishes to retain the benefit of the services of the Executive in connection with the conduct of its business; and

         WHEREAS, the Executive is willing to render service on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. TERM. This Agreement shall commence effective as of November 3, 1999, and shall continue until November 3, 2002, or such shorter period as may be mutually agreed upon, subject to the termination provisions of this Agreement.

         2. DUTIES. The Executive shall perform such duties normally associated with the office(s) of Vice President and Chief Financial Officer and such other duties assigned to him by the CEO of the Company.


         3. SALARY. The Executive shall be paid an annual salary of not less than One Hundred and Twenty Thousand Dollars ($120,000) during the term of this Agreement, increased in accordance with the normal practices of the Company.


         4. BONUS. The Executive shall be eligible to receive an annual bonus during the term of this Agreement upon achieving performance goals determined by the Human Resources and Ethics Committee of the Board of Directors of the Company ("Committee") in accordance with and subject to the terms of the Company's Performance Compensation Plan ("PCP") for senior officers, as in effect from time to time.


         5. OTHER INCENTIVE COMPENSATION. During the term of this Agreement, the Executive shall be entitled to participate in any stock options, restricted share awards, performance shares and other executive compensation and benefits as the Committee shall, from time to time determine in its discretion.


         6. WELFARE BENEFITS. During the term of this Agreement, the Executive shall be entitled to participate in such medical, dental, life insurance, long-term disability


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                  insurance, and other benefits which the Company provides from time to time to other senior executive officers.


         7. EXECUTIVE PERQUISITES. The Executive's perquisites, if any, including but not limited to, automobile (leased or allowance), club membership, and telephone, shall continue for the length of salary continuation provided in section 9, at their current level of payment, including any associated fees or reimbursement.


         8. TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE OF CONTROL. If, during the term of this Agreement, the Executive's employment is terminated in connection with a Change of Control under circumstances which would cause the benefits described in the Company's Severance Plan (the "Severance Plan") to become payable to the Executive (the "Severance Plan Benefits"), no further compensation or benefits of any kind shall be payable under this Agreement but the Severance Plan Benefits shall be paid in accordance with the terms and conditions of the Severance Plan. Capitalized terms not defined herein are defined in the Severance Plan adopted August 10, 1995 by ESCO Electronics Corporation Board of Directors.


         9. TERMINATION OF EMPLOYMENT PRIOR TO TERMINATION IN CONNECTION WITH A CHANGE OF CONTROL.


                  During the term of this Agreement, the Executive's employment may be terminated for any reason or no reason without cause, by ESCO upon written notice to the Executive. If the Executive is deceased, any sum payable under these termination provisions to the Executive and not otherwise directed by any plan referenced herein shall be paid to Executive's spouse, if any, and if none, to the beneficiary as designated in any records on file with the ESCO Electronics Corporation Retirement Plan, or if none to the Executive's estate.


                  A.       TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE.


                           If, during the term of this Agreement, but under
                  circumstances not described in paragraph 8, above, the Executive's employment is terminated by the Company for reasons other than "Cause" (as hereinafter defined), then, provided Executive executes the Standard Severance Agreement and Release then in general use by ESCO for this purpose, the Executive shall receive the following :


                  (1) The Company shall continue to pay the Executive his base salary at the rate in effect at the date of such termination of employment for 12 months following such termination ("Severance Period").


                  (2) As a supplement to the payment of the Executive's base salary rate under subparagraph a, above, the Company shall also pay the Executive his PCP Percentage (as hereinafter defined) for 12 months following such termination. For this purpose, his PCP Percentage shall be no less than his annual percentage (of


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                  base salary) under the Company's Performance Compensation Plan in which the Executive participates, for the last fiscal year prior to the termination.


                  (3) Upon proper application by Executive and payment of the employee portion of the premium, the Company shall furnish Executive medical continuation in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided that during the period of his eligibility the Executive will pay only the rate which active employees pay for similar coverage for up to 6 months.


                  (4) The Company shall continue to provide the Executive the financial planning services which the Company was providing at the date of such termination, until the federal income tax filing deadline for the Executive's taxable year following the taxable year during which such termination occurs.


                  (5) The Executive's life insurance and long term disability benefits will terminate in accordance with the plans or policies in effect at the time of such termination of employment.


                  (6) All outstanding stock options shall become fully vested and exercisable, and all earned awards outstanding under the Company's Performance Share Plan shall be considered vested and shall be paid out and/or distributed upon such termination, subject to and in accordance with the terms of the plan(s).


                  (7) If the Executive is not fully vested in his accrued benefit under the ESCO Electronics Corporation Retirement Plan ("Retirement Plan") the Company shall pay the Executive the lump sum actuarial equivalent of his accrued benefit under the Retirement Plan, calculated using the same actuarial assumptions as are used in calculating whether small lump sum benefits become payable under the Retirement Plan.


                  (8) The Company shall make available executive outplacement assistance which it determines to be appropriate for Executive.

                  B.       TERMINATION BY THE COMPANY FOR CAUSE.

                           If, during the term of this Agreement, the
                  Executive's employment is terminated for "Cause" (as hereafter defined), he shall receive his regular salary and benefits through the date of termination. All other benefits shall cease unless specifically otherwise provided by the benefit plan(s).

                  For purposes of this Agreement, "Cause" shall mean:

                  (1) Executive's willful and continued failure to substantially perform his duties (other than as a result of incapacity due to physical or mental condition), after a written demand for performance is delivered to Executive which specifically identifies the manner in which Executive has not substantially performed his duties; or

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                  (2) Executive's disability or incapacity which extends for a period of nine consecutive months and which renders Executive, in the judgement of the Board, substantially unable to perform the services for which he has been employed, or

                  (3) Executive's willful commission of misconduct which is materially injurious to the Company, monetarily or otherwise; provided that any material violation of the provisions of paragraph 11 of this Agreement by Executive during his employment shall constitute willful misconduct without further proof of injury; or

                  (4) conviction of Executive of a felony, or

                  (5) a determination by the Board, after Executive has been given written notice of the meeting of such Board at which this question will be taken up and has had an opportunity to appear before the Board at such meeting and defend himself, that Executive has committed fraud, embezzlement, theft, or misappropriation against or from the Company; or

                  (6) Executive's breach of any material provisions of this Agreement.

                           For purposes of this paragraph 9, no act or failure
                  to act shall be considered "willful" unless done or omitted to be done without good faith and without a reasonable belief that the act or omission was in the best interest of ESCO.

                  C.       TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

                           If, during the term of this Agreement, but under
                  circumstances not described in paragraph 8, above, the Executive terminates his employment for "Good Reason" (as hereinafter defined), then, in addition to his regular salary and benefits through the date of termination, provided the Executive executes the Standard Severance Agreement and Release then in general use by ESCO for this purpose, the Executive shall receive the same compensation and benefits as if the Company had terminated him other than for Cause. "Good Reason" shall mean the occurrence of any one or more of the following events:

                  (1) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive and other than a failure to comply with paragraphs 3 through 7 hereof inclusive solely by reason of a reduction in compensation or benefits that applies to all Senior Management employees;

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                  (2) the Company's requiring the Executive to move his
                  residence from the Greater St. Louis, Missouri area;

                  (3) the Company's assigning duties to Executive which are, expressly or in practical effect, a material and substantial demotion from or substantial reduction of Executive's present executive or managerial responsibilities, whether or not accompanied by a reduction in remuneration, provided the Executive has given not less than 30 days' written notice to ESCO's CEO of such demotion or reduction and such demotion or reduction continues after a thirty day period; or

                  (4) any purported termination by the Company of the Executive 's employment otherwise than pursuant to a Change of Control or for Cause as expressly permitted by this Agreement.

         10. CONTINUED EMPLOYMENT NOT GUARANTEED. This Agreement is intended to outline certain salary and benefits payable to Executive under certain specified circumstances and shall not be construed as a guarantee of the Executive's continued employment, nor shall they limit the ability of ESCO's CEO to terminate the employment relationship at any time, with or without cause upon at least 30 days' advance written notice to the Executive. None of the provisions of this Agreement shall be construed as a guarantee on the part of the Executive that he will continue to perform services for the Company, nor shall they limit the ability of the Executive to resign at any time upon at least 30 days' advance written notice to the Company.

         11. CONFIDENTIAL INFORMATION; COMPANY PROPERTY; NONSOLICITATION; COMPANY INTERESTS. By and in consideration of the mutual promises contained herein, and the compensation and benefits to be provided by the Company hereunder, the Executive agrees that:

                  a. The Executive shall hold in a fiduciary capacity for the benefit of the Company and will not, during the period of his employment disclose to anyone, directly or indirectly, any trade secret or confidential information regarding the business of ESCO Electronics Corporation or any subsidiary company, including without limitation such information referred to in paragraph 11(d) hereof. Confidential Information for this purpose shall include, but not be limited to, trade secrets, audit information, ethics investigation information, product information, engineering information, manufacturing information, customer lists, employees, Company policies and procedures, bidding and proposal information or strategy, product cost or pricing information, any employee's compensation, benefits or skills and specialties and financial information, all (i) obtained by the Executive during his employment by the Company, and (ii) not otherwise public knowledge (other than because of an unauthorized act by the Executive or another individual). Upon the termination of employment, the Executive will return to the Company all such Confidential Information in his position which is in written, tangible, electronic,

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                  magnetic, or other reproducible form without retaining any copies thereof. After termination of employment, the Executive shall not communicate or divulge such Confidential Information to anyone except (a) an authorized representative of the Company, or (b) to someone else when compelled by an order or subpoena of a court or other governmental body after at least two (2) weeks prior written notice to the Company, if possible, and if such written notice is not possible, then with as much written or oral notice as is possible under the circumstances.

                  b. Except as expressly provided herein, promptly following the Executive's termination of employment, the Executive shall return to the Company all property of the Company and all copies thereof in the Executive's possession or under his control or to which he has access nor shall he attempt to reproduce or have reproduced any such property, except that the Executive may retain his diaries, Rolodexes, and calendars.

                  c. During the period commencing on the date hereof through one
                  (1) year following the termination of Executive's employment or through the Severance Period, whichever is longer, the Executive will not solicit or otherwise induce any employee of the Company or any Company Affiliate to leave the employ of the Company or such Company Affiliate or to become associated, whether as an employee, officer, partner, director, consultant or otherwise, with any business organization.

                  d. Executive will not, during the period of his employment and for a period of one (1) year from the date he ceases to be employed by the Company, directly or indirectly, either for himself or for any other person, divert or take away or attempt to divert or take away (call on or solicit or attempt to call on or solicit) any of the Company's customers or distributors, including, but not limited to, those with whom he became acquainted while employed as an Executive for the Company. The Executive specifically agrees that the one (1) year period is reasonable.

                           If the Executive fails to comply with any of his
                  undertakings hereunder, except as otherwise required by law no further payments or contractual benefits shall be provided to or in respect of the Executive by the Company pursuant to this Agreement or otherwise. The provisions of paragraph 12 shall not apply to any alleged violations of this paragraph, and the Company shall be entitled to obtain temporary and permanent injunctive relief, as well as damages, before any court of competent jurisdiction in St. Louis County for any violation of the provisions of this paragraph by Executive.

         12. ENFORCEMENT - ARBITRATION. Except as provided in paragraph 11, any controversy or claim arising out of or relating to the application, interpretation or enforcement of this Agreement, and any claim of every nature and description by the Executive against the Company and/or any of its parent, subsidiary, affiliated entities, corporation, partnerships, and their members, officers, directors,

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                  managers, partners, employees, fiduciaries, administrators, agents or attorneys or by the Company against the Executive which cannot be settled by negotiation of the parties, including, but not limited to, any and all claims arising subsequent to the date of this Agreement under each of the statutes, common law, contractual and other authorities enumerated in Exhibit A, attached hereto and made a part hereof, shall be settled by final and binding arbitration administered by the American Arbitration Association ("Association") under its Employment Dispute Resolution Rules (as amended and effective on November 1, 1993, subject to the then-current fees) and judgement on the award rendered by the arbitration may be entered in any court having jurisdiction thereof subject to the following provisions, except as otherwise mutually agreed by the parties with respect to a particular dispute or provision at the time:

                  a. If the parties cannot agree upon an arbitrator, a seven-person panel shall be submitted to the parties by the Association. If there is a non-selection of the first such panel, the Association shall submit a second seven-person panel to the parties. If there is still a non-selection, the Association shall then appoint a single arbitrator in accordance with its rules subject to each party's objection for cause, and if the claim involves an alleged statutory violation, the arbitrator shall be an attorney.

                  b. The initiating party shall pay one-half of the administrative fee(s) and the defending party shall pay one-half of such fee(s).

                  c. Each party may take two (2) depositions and the deposition of any expert as a matter or right, and the parties may engage in additional prehearing discovery only for good cause shown to the arbitrator. Any documents to be introduced in evidence and any documents subpoenaed, as well as a list of all witnesses to be called, shall be submitted to the other party at least thirty (30) days prior to the initial hearing date unless the arbitrator otherwise orders.

                  d. Any hearing shall be recorded by a professional reporter. Each party shall have at least thirty (30) days to submit post-hearing briefs, and the hearing shall not be deemed closed until after the date for submission of such briefs. Any extensions are subject to the control of the arbitrator.

                  e. The arbitration provisions of this Agreement shall not apply to any claims by the Executive for benefits if they are not payable by the Company or if there is another final and binding dispute resolution in the plan, for Workers' Compensation or unemployment compensation or as excluded in paragraph 11, hereof.

                  f. Notice of any claim must be given by the aggrieved party in writing to the other party within nine (9) months of the date the aggrieved party first has knowledge of the event, or should have knowledge of the event giving rise to the

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                  claim; otherwise, the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. The written notice shall identify and describe the nature of each claim asserted, the statutes, regulation, Agreement provision or other authority on which it is based and a brief statement of the facts supporting such claim. The notice shall be sent by certified mail to the last address supplied in writing by the other party.

                  g. The arbitrator acting under this Agreement may award damages, and any other relief (s)he deems just and proper which is provided in any statute applicable to the claim, including attorney's fees, arbitration costs and administrative fees, including but not limited to those previously paid by the parties under 12(b). The decision of the arbitrator shall be final and binding on all parties and anyone claiming by or through them. The remedy provided in this paragraph 12 shall be the exclusive remedy for all unsettled disputes between the parties except those specifically excepted in subparagraph (e) above.

         13. If ESCO is the Employer, any agreement, representation, or other action of the "Employer" herein shall be ESCO's own obligation, enforceable by Executive against ESCO. If a subsidiary of ESCO is the Employer, then ESCO agrees to cause the Employer to honor any such agreement, representation, or other action of the "Employer" herein; the obligation of Executive, however, shall remain ESCO's and shall be enforceable by Executive only against ESCO or, in accordance with section 14 below, ESCO's successor or assignee.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the Executive and shall be binding upon the Company, and its successors and assigns.

         15. AMENDMENT. This Agreement may be amended by mutual written agreement of the parties. The parties also recognize the possibility of circumstances arising in which this Agreement would be terminated by mutual written agreement without terminating Executive's employment.

         16. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Missouri, excluding Missouri's choice of law rules, and except to the extent governed by federal law.


         17. CONSULTANT SERVICES. The Company may ask the Executive to serve as a Consultant to the Company from time to time after the Executive's employment ceases. For one year after the Executive's employment terminates, if the Executive is receiving the compensation and benefits outlined in paragraph 8, 9(a) or 9(c), then the Executive agrees to perform up to 80 hours of consulting without additional compensation other than as provided herein and reimbursement of any reasonable out-of-pocket expenses necessarily required or approved in advance.


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         IN WITNESS WHEREOF, the foregoing Agreement has been executed effective as of 12 November, 1999.


/s/ C.J. Kretschmer
_______________________________              ESCO ELECTRONICS CORPORATION



Date:       11/12/99                    By:    /s/ V.L. Richey
      __________________________               ________________________________

                                        Title: VP Admin
                                               ________________________________


                                        Date:  12 Nov. 99
                                               ________________________________






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                        EXHIBIT A TO EMPLOYMENT AGREEMENT
                                   (MISSOURI)

o    Title VII of the Civil Rights Act of 1964, as amended.
o Age Discrimination in Employment Act, as amended (including the Older Workers Benefit Protection Act).
o    The Civil Rights Acts of 1866, 1870 and 1871.
o    The Civil Rights Act of 1991.
o Fair Labor Standards Acts, as amended, (including Walsh-Healey, Davis-Bacon, and Service Contracts Acts) and any state labor standards acts.
o    Occupational Safety and Health Act
o    Employee Polygraph Protection Act
o    Worker Adjustment and Retraining Notification Act
o    Family and Medical Leave Act
o    The United States and Missouri Constitutions.
o    National Labor Relations Act, as amended.
o    Employee Retirement Income Security Act, as amended.
o    Americans with Disabilities Act.
o    Family and Medical Leave Act.
o    Missouri Human Rights Act.
o    Missouri Service Letter Statute.
o    Missouri Final Pay Act
o All other common law and federal, state and local civil rights acts, acts regulating any term, condition, or privilege of employment, acts regulating the employment or reemployment of veterans or privacy rights, and all other regulations, orders and executive orders relating to any term, condition or privilege of employment.
o    This Agreement and all other contractual rights
o Benefits payable by the Company and for which there is not another final and binding dispute resolution procedure provided in the plan, after exhaustion of any other such procedure.

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